UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of ACCO Brands Corporation (the “Company”) approved certain actions with respect to the compensation of its named executive officers (including those executive officers expected to be identified as named executive officers in the Company’s proxy statement for its 2012 annual meeting).  All actions with respect to the Company’s Chairman and Chief Executive Officer, Robert J. Keller, were approved by the Board of Directors on February 23, 2012.

2012 Annual Incentive Awards and Performance Targets.  For 2012, the Compensation Committee approved awards and performance targets under the Company’s 2012 annual incentive plan (the “2012 AIP”).  Under the 2012 AIP, named executive officers will be eligible for cash awards upon the achievement of performance goals based on certain 2012 adjusted EBITDA and operating income targets established for the Company.  For 2012, a target bonus of 110% of base salary was set for Mr. Keller, and target bonuses ranging from 65% to 90% of base salary were set for the other named executive officers.  Each named executive officer will have the opportunity to earn 50% of target bonus if the Company achieves a minimum threshold adjusted EBITDA and up to 200% of target bonus if and depending upon the extent to which the Company exceeds target adjusted EBITDA or operating income.

2012 Performance Metrics under the 2010-2012, 2011-2013 and 2012-2014 Long-term Incentive Awards.  The Committee approved 2012 performance targets under the 2010-2012 long-term incentive awards granted in February 2010, the 2011-2013 long-term incentive awards granted in May 2011, and the 2012-2014 long-term incentive awards approved February 2012.  Each calendar year of the three-year performance period has specific annual performance metrics and targets that are determined annually by the Committee.  Participants have an opportunity in each year of the performance period to earn from 50% to 150% of one-third of the value of the long-term incentive award based upon the level of achievement within a range of threshold to maximum performance targets.  For 2012, 100% of the grant value of each long-term incentive award is comprised of performance share units (“PSUs”).  One-half of the award opportunity under the PSUs will be based on the achievement of a revenue growth target and the other half of the award opportunity will be based on improvements in certain working capital efficiency metrics.  Actual payout of any achieved annual portion of the long-term incentive award is deferred until the completion of the three-year performance period (unless accelerated pursuant to the terms of the incentive plan) and is subject to approval by the Committee.

Base Salary Adjustments.  The Committee and the Board approved base salary increases for Mr. Keller and certain other executive officers as follows:

Name	Current annual base salary	Annual base salary effective as of April 2, 2012
Robert J. Keller, Chairman & CEO	$786,000	$825,000
Boris Elisman, President and Chief Operating Officer	525,000	540,000
Neal V. Fenwick, EVP & CFO	450,000	465,000
Christopher M. Franey, Executive Vice President	410,000	425,000
Thomas H. Shortt, Executive Vice President	410,000	425,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: February 29, 2012	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel